                                                                 EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                             DOANE PRODUCTS COMPANY
                                      AND
                              THOMAS R. HEIDENTHAL


         THIS EMPLOYMENT AGREEMENT dated March 3, 1997 is made between Doane Products Company (the "Company"), a Delaware Corporation, and Thomas R. Heidenthal (the "Executive"). This Agreement is made with reference to the following facts and objectives:

                                   RECITALS:

         A. The Executive shall be the Senior Vice President in charge of Finance, MIS and Administration of the Company.

         B. The Executive acknowledges that the services to be performed by him under this Agreement are of a special and unique character; the business of the Company is currently national in scope; the Company has plans to expand its business throughout the world; and the Company competes with other persons that are or could be located in any part of the world; and in order to assure the Company that the Company will retain its value and the Company's business as a going concern, it is necessary that the Executive undertake not to utilize his special knowledge of the Company, its business and its relationships with customers and suppliers to compete with the Company if the Executive were to leave the Company.

         C. The Executive further acknowledges that during his employment with the Company he will occupy a position of trust and confidence with the Company and during such employment, the Company will compensate him, among other purposes, to develop and preserve customer relationships and other goodwill exclusively for the Company's benefit and that as a result, he will become familiar with the Company's trade secrets, including, without limitation, its profit margins, customer preferences and requirements, and with other proprietary and confidential information concerning the Company and its business.

         D. The Executive further acknowledges that the use by him for his own benefit or that of others of such goodwill, trade secrets or proprietary and confidential information, or the solicitation of and/or doing business with any of the Company's customers and potential customers would have a material adverse effect on the Company and its business, and would place the Company at a substantial competitive disadvantage.

         E. The Executive further acknowledges that the agreements and covenants contained in the Agreement, and in particular sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), are essential to protect the Company and the goodwill of the Company's business, are a condition precedent to the Company's willingness to enter this Agreement and to pay the consideration set forth in this Agreement, and are necessary and reasonable in light of the particular business of the Company, his knowledge thereof and the services he will perform under the Agreement.

         THE PARTIES ACCORDINGLY AGREE AS FOLLOWS:

                                   AGREEMENT

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment by the Company, on the terms and conditions of this Agreement.

         2. EMPLOYMENT TERM.

                 (a) Subject to Section 9 (Termination of Employment), the term of the Executive's employment under this Agreement begins on the date of this Agreement and ends on the third anniversary of that date; provided, however, that commencing on the third anniversary of the date of this Agreement and each subsequent anniversary the term shall be extended for an additional one year period unless either Executive or the Company gives the other party written notice at least ninety (90) days before such anniversary that this Agreement shall terminate on the then scheduled expiration date. If such notice is given, this Agreement shall automatically terminate on such expiration date.

                 (b) The actual term of the Executive's employment under this Agreement, including any earlier termination of the original term, is referred to in this Agreement as the "employment term".

         3. RESPONSIBILITIES. During the employment term, the Executive shall serve as Senior Vice President in charge of Finance, MIS and Administration or in any other position or capacity to which he may from time to time be elected or appointed and shall perform such services for the Company as are reasonably required by the Company and may be required by virtue of the offices and positions held by the Executive. The Executive agrees that as a part of his duties under this Agreement, he may be required from time to time to perform services for affiliates of the Company. The Executive shall devote his full time and best efforts to the performance of all responsibilities to the Company and its affiliates and to further their respective businesses and interests.

         4. COMPENSATION.

                 (a) The Company agrees to pay the Executive throughout the employment term an annual salary of $175,000.00 (the "base salary") payable in equal installments in accordance with Company payroll practices from time to time in effect. The Board of Directors of the Company at its discretion from time to time may review the base salary for increase.

                 (b) Subject to Section 9 (Termination of Employment), the Company agrees to pay the Executive throughout the employment term an annual bonus (the "annual bonus") calculated pursuant to Exhibit A attached hereto. The amount of the annual bonus payable to Executive shall be prorated for the portion of a year employed by Executive by multiplying the annual bonus determined pursuant to Exhibit A by a fraction with a numerator equal to the number of days of the year during which the Executive was employed by the Company and with a denominator of 365.

                 (c) The Company agrees to issue to Executive a stock option for 50,000 shares of DPC Acquisition Corp. common stock pursuant to the form of option agreement attached hereto as Exhibit B within three months of the effective date of the Agreement.

                 (d) The Company agrees to offer the Executive the opportunity to purchase 40,000 shares of DPC Acquisition Corp. common stock at a price of $10.00 per share subject to the same terms as contained in the stock offering to the employees of the Company in November and December 1996 within six months of the effective date of this Agreement.

                 (e) To compensate the Executive for certain costs and expense of relocating Executive and his family to the Joplin, Missouri area, the Company shall reimburse Executive for (i) direct moving and packing expenses, (ii) certain closing costs for the sale of Executive's existing home including real estate commissions, legal and miscellaneous closing expenses (but excluding repairs to the home and any loss on the sale of the home), (iii) certain closing costs for the purchase of a new home, including legal and miscellaneous closing costs including financial fees (points), (iv) temporary housing expenses for up to sixty days from commencement of employment with the Company, (v) transportation expenses for three trips from the east coast to Joplin, Missouri for house hunting, (vi) transportation expense for three return trips to the east coast during the first year of employment, and (vii) an allowance of $2,000 for miscellaneous expenses incurred in Executive's relocation. To the extent that any of the reimbursements listed in this Section 4(e) are includible as gross income by Executive for federal or state income tax purposes and are not deductible by Executive, the Company shall pay Executive an additional amount equal to the federal and state income taxes on such amounts at the applicable marginal tax rate.

         5. OTHER EXECUTIVE BENEFITS.

                 (a) The Executive shall, during the employment term, be eligible to participate in such pension, profit sharing, bonus, life insurance, hospitalization and major medical and other employee benefit plans of the Company in effect from time to time, to the extent he is eligible under and complies with the terms of those plans, but the allocation of benefits under any bonus or other plan that provides that allocations thereunder shall be in the discretion of the Board of Directors shall be determined from time to time solely by the Board of Directors in its discretion.

                 (b) Executive shall be entitled to four weeks of paid vacation each year. Vacation not used by the end of a year shall be forfeited and shall not be eligible to be carried over to another year or eligible for reimbursement except as otherwise provided by Company policies.

         6. NON-COMPETITIVE COVENANTS. Throughout the employment term and during any period Executive receives compensation from the Company pursuant to
Section 9, the Executive promises and agrees that he will not: (a) directly or indirectly assist in, engage in, have any financial interest in, or participate in any way in, as an owner, partner, employee, agent, board member or shareholder, any business that involves, in whole or in part, the design, manufacture, distribution or sale of dry pet foods (or any other business in which the Company may engage or begin preparation to engage during the employment term) or make preparation with any person to do any of the foregoing; provided, however, that the Executive may own, solely as an investment, up to 1.0% of any class of securities as are listed on any national or regional securities exchange; (b) call upon or have any contact with any person or any successor in interest to any person who was at any time during the Executive's last three years of employment with the Company, a customer of the Company, or call upon or have any contact with any person or any successor in interest to any person who is a prospective customer of the Company and with whom the Executive deals, or on whose account the Executive worked, at any time during Executive's last three years of employment with the Company, for the purpose of (i) diverting any business of such person from the Company, or (ii) selling or offering to sell to any such customer any product or service that is of the same general type or that performs similar functions as any product or service which has been sold, provided or offered for sale by the Company at any time during the Executive's last three years of employment with the Company, or
(c) without prior written consent of the Company's Board of Directors, acquire or discuss the acquisition of any ownership interest in or warrant or right to acquire any such interest, or acquire any employment or other pecuniary benefit from any person that, at the time, is a prospective candidate for or was a party to a control transaction. The Executive acknowledges and agrees that the consideration and benefits to be provided to the Executive under this Agreement have been bargained and negotiated in exchange for, and in consideration of, Executive's agreement to abide by the terms and provisions of this section 6 and section 7(confidentiality and Proprietary Information). The Executive acknowledges and agrees that all of the Executive's duties and obligations under this section 6 shall survive the expiration or termination of the Executive's employment with the Company, regardless of the cause therefor.

         7. CONFIDENTIALITY AND PROPRIETARY INFORMATION. In addition to any common-law restriction upon the Executive's use, disclosure or exploitation of confidential, proprietary or secret information of the Company, the Executive covenants and agrees that without the prior written consent of the Company he will not at any time during or after the employment term use for himself or disclose to or use for any other person, directly or indirectly, any secret, confidential or proprietary information of the Company, including, without limitation, the Company's processes, formulas, techniques, customer identities, preferences, requirements, reports and other sensitive customer information, servicing methods, profit margins, analyses, employee, vendor and supplier information, business or marketing plans or strategies, financial data and presentation or sales materials, technologies, computer programs, software, designs and inventions (collectively, the "confidential information"); provided, however, that the term confidential information does not include or refer to any information that is in the public domain (other than by a breach of this Agreement). The Executive acknowledges that the confidential information is vital, sensitive, confidential and proprietary to the Company. The Executive covenants and agrees that all files, reports, lists, materials, records, documents notes, memoranda, specifications, product or other formulas, equipment and other items, and any originals, copies, recordings, abstracts or notes thereof, relating to the confidential information or the Company business that the Executive is or was either provided, prepares or prepared himself, uses or used or simply acquires or acquired during this employment with the Company (either before or during the employment term), are and shall remain the sole and exclusive property of the Company and shall be immediately returned to the Company at any time upon demand, and in all events, immediately at the end of the employment term. The Executive acknowledges and agrees that all of the Executive's duties and obligations under this section 7 shall survive the expiration or termination of the Executive's employment with the Company, regardless of the cause therefor,

         8. REMEDIES FOR BREACH. In the event of a breach or threatened breach of any of the Executive's duties and obligations under section 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the Company shall be entitled, in addition to any other legal or equitable remedies the Company may have in that connection (including any right to damages that the Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach. The Executive hereby expressly acknowledges that the harm that might result to the Company's goodwill or its relationships with customers, or as a result of the disclosure or use of the confidential information, is largely irreparable. The Executive specifically agrees that, in the event there is a question as to the enforceability of section 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information), the Executive will not engage in any conduct inconsistent with or contrary to either of such sections until after the question has been resolved by a non-appealable final judgment.

         9. TERMINATION OF EMPLOYMENT.

                 (a) The employment term and the Executive's employment by the Company shall terminate: (i) upon the death of the Executive; (ii) upon the disability of the Executive (as defined in section 9(b)(2)) upon 30 days' prior written notice given by the Company to the Executive; (iii) for cause (as defined in section 9(b)(1)), immediately upon the giving of written notice thereof by the Company to the Executive or at such later time as the notice may specify; (iv) without cause, upon not less than 30 days' prior written notice given by the Company to the Executive, or (v) voluntarily by Executive upon not less than fifteen (15) days' prior written notice given to the Company by the Executive.

                 (b) In this Section 9:

                          (1) "Cause" exists whenever the Executive (a) has been grossly derelict in his duty (other than by reason of death or disability) to the Company after Executive has been advised by the Board of Directors of the Company or the President and Chief Executive Officer of the Company of any such dereliction and has been given an opportunity to correct his performance; (b) has been charged with any felony or committed any financial dishonesty, unethical or fraudulent acts against the Company; or (c) has committed any willful malfeasance, misfeasance or gross negligence in the discharge of duties to the Company having a material adverse effect on the Company, its business or reputation.

                          (2) "Disability" refers to any circumstances in which the Executive, by reason of illness, incapacity or other disability, has failed to perform his duties or fulfill his obligations under this Agreement for a cumulative total of 180 days in any 12-month period.

                 (c) Upon the termination of the Executive's employment under the Agreement, the employment term shall end and all rights of the Executive under this Agreement shall terminate, except that the Executive shall nonetheless be entitled to receive the following:

                          (1) If the termination occurs by reason of the death or disability of the Executive, the Executive shall be entitled to receive the base salary accrued through the date of termination and annual bonus prorated through the date of termination.

                          (2) If the termination is made by the Company without cause, the Executive shall be entitled to receive for the remainder of the original three-year employment term his base salary and annual bonus, if and as each would have been payable if the Executive had not been so terminated.

                          (3) If the termination is made by the Company for cause or voluntarily by Executive, the Executive shall be entitled to receive his base salary through the date of termination.

         If any termination for cause made by the Company is ever ultimately determined by any court, agency or other tribunal to have been without cause, then the Company's sole liability under the Agreement or otherwise at law or in equity shall be to pay the Executive those amounts that would have otherwise been paid to the Executive under section 9(c)(2) (Termination of Employment, without cause) and the reasonable attorneys' fees and costs incurred by the Executive in successfully obtaining this determination from the court, agency or other tribunal.

         10. NOTICE. Any notice required or permitted to be given under this Agreement must be in writing and is effectively given:

                          (1) To the Company, when signed by the Executive and delivered in person to the Chairman of the Board, President or Secretary (excluding the Executive) of the Company, or,

                          (2) To the Executive, when signed by an officer of the Company (excluding the Executive) and delivered to the Executive in person, or one day after the date sent by national commercial courier for next day delivery, or two days after the date mailed, by certified or registered mail, postage prepaid, in either case to the address set forth under the Executive's signature at the end of this Agreement or at such other address as the Executive may designate for that purpose in a notice given to the Company.

         11. INVALIDITY OF PROVISIONS. If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is over broad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

         12. ENTIRE AGREEMENT; WRITTEN MODIFICATIONS. This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous representations, promises, understanding and agreements between the Executive and the Company. This Agreement may not be changed except by written agreement of the parties.

         13. GOVERNING LAW. In light of the Company's contacts with the State of Missouri and its significant interest in insuring that disputes as to the validity and enforceability of sections 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information) of this Agreement are resolved on a uniform basis, the Executive and the Company agree that any litigation involving any noncompliance with or alleged breach of section 6 (Non-Competition Covenants) or 7 (Confidentiality and Proprietary Information) must be filed and conducted in Missouri and the Executive and the Company consent to the personal jurisdiction of the federal and state courts sitting in Missouri for purposes of any such litigation. This Agreement shall be governed by the internal laws of the State of Missouri without regard to Missouri conflict of laws principles.

         14. CERTAIN DEFINED TERMS. IN THIS AGREEMENT:

                 (1) "Affiliate" of the Company means any person controlling, controlled by or under common control with the Company.

                 (2)      "Base salary" is defined in section 4(a).

                 (3) "Company", as used in section 6 (Non-Competition Covenants) and 7 (Confidentiality and Proprietary Information), includes each affiliate of the

                          Company for which the Executive performs services at any time during his employment if the affiliate is engaged in any business that involves, in whole or in part, the design, manufacture, distribution or sale of dry pet foods (or any other business in which the Company may engage or begin preparation to engage in during the employment term).

                 (4)      "Employment term" is defined in section 2(b).

                 (5) "Person" includes any individual, trust, estate, business trust, partnership, corporation, unincorporated association, governmental entity, limited liability company and any other judicial person.

         15. COMPANY'S RIGHT TO RECOVER COSTS. The Executive undertakes and agrees that if the Executive breaches or threatens to breach any provision of the Agreement, the Executive shall be liable for any attorneys' fees and costs incurred by the Company in enforcing its rights under this Agreement.

         16. RULE OF CONSTRUCTION. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

         17. TOLLING. In view of the parties' recognition and agreement that the Company is entitled after the expiration of termination of the employment term to certain limited protection from competition by the Executive, the Executive and the Company agree that the running of the period set forth in section 6 (Non-Competition Covenants) shall be tolled during any period of time in which the Executive violates that section.

         18. SUCCESSOR AND ASSIGNS. The Company may assign this Agreement or any right or interest under this Agreement to any person that hereafter becomes an affiliate of the Company or to any person to which the Company sells all or any substantial part of its assets and, in such event, the Company shall, automatically upon the assignee's assumption of the Company's obligations hereunder, be released from any such obligations. This Agreement shall inure to the benefit of the Company, and its successor and assigns.

         19. NONWAIVER OF RIGHTS. The Company's failure to enforce at any time of the provisions of this Agreement or to require at any time performance by the Executive of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this agreement.

         PLEASE NOTE: BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS HEREBY CERTIFYING THAT THE EXECUTIVE (A) RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAD SUFFICIENT

OPPORTUNITY BEFORE SIGNING THIS AGREEMENT TO ASK ANY QUESTIONS THE EXECUTIVE HAD ABOUT THIS AGREEMENT AND RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; (D) UNDERSTANDS THE EXECUTIVE'S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT; AND (E) EXECUTED AND DELIVERED THIS AGREEMENT AT THE OFFICES OF THE COMPANY IN JOPLIN, MISSOURI.

         EXECUTED AND EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

WITNESSES:                                 DOANE PRODUCTS COMPANY

LINDA HOWE                                 GEORGE B. KELLY
________________________________           ____________________________________
                                           George B. Kelly
CHRYL HOZ
________________________________
WITNESSES:                                 EXECUTIVE:

BARBARA J. MCKEE                           T.R. HEIDENTHAL
_______________________________            ____________________________________
                                           T.R. Heidenthal

TERRY BECHTEL                              228 Steeplechase Circle
________________________________           ____________________________________
Terry Bechtel                              STREET ADDRESS

                                           Wilmington, DE 19808
                                           ____________________________________
                                           CITY, STATE, ZIP CODE

                                   EXHIBIT A

                            ANNUAL BONUS CALCULATION


         The bonus will be earned each year based upon the operating performance of Doane Products Company (the "Company"), as measured by earnings before interest, taxes, depreciation and amortization ("EBITDA"), as compared to budget. The budget will be the annual financial budget of the Company as approved by the Board of Directors at the start of each year except that for 1997 the amount to be used to calculate earning 100% of the bonus will be $44,000,000. The specific bonus will be calculated as follows:


--------------------------------------------------------------------------
       Percentage             Percentage of
    EBITDA Achieved           Bonus Earned             Actual Bonus Earned
--------------------------------------------------------------------------
          100                      100                       $87,500
--------------------------------------------------------------------------
           96                      75                        $65,625
--------------------------------------------------------------------------
           92                      50                        $43,750
--------------------------------------------------------------------------
           88                      25                        $21,875
--------------------------------------------------------------------------
           84                      10                        $ 8,750
--------------------------------------------------------------------------

                                   EXHIBIT B

                        INCENTIVE STOCK OPTION AGREEMENT


         AGREEMENT made this 3rd day of March, 1997, between DPC ACQUISITION CORP., a Delaware corporation (the "Company"), and THOMAS R. HEIDENTHAL ("Employee").

         To carry out the purposes of the DPC ACQUISITION CORP. 1996 STOCK OPTION PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of the Class A Common Stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Employee the right and option ("Option") to purchase all or any part of an aggregate of 50,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option is intended to constitute an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $10.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the performance criteria set forth below which have been met from the date of grant hereof to the date of such exercise, in accordance with the following requirements:

Volume Goals:

            Tons Sold (Millions) and EBITDA of $35.0 Million

1997             1998             1999             2000             2001
----             ----             ----             ----             ----
1.252            1.353            1.434            1.502            1.575


EBITDA Goals:

                                  EBITDA
                                (Millions)

1997             1998             1999             2000             2001
----             ----             ----             ----             ----
$52.8            $58.1            $63.9            $70.3            $75.0


Vesting Levels:

                 Percentage of Volume Goal              Percentage of Shares That
                  Achieved for a Year                       May Be Purchased
                 -------------------------              -------------------------
                       110% or more                            11%
                       100%                                    10%
                        90%                                     7.5%
                        85%                                     5%
                       Less than 85%                            0%


                 Percentage of EBITDA Goal               Percentage of Shares That
                  Achieved for a Year                        May be Purchased
                 -------------------------               -------------------------
                          120% or more                          12%
                          110%                                  11%
                          100%                                  10%
                           90%                                   9%
                           80%                                   8%
                          Less than 80%                          0%

         The percentage of shares that may be purchased after the end of a calendar year shall be determined by the Committee based upon the Committee's determination of the amount of the Volume Goals and EBITDA Goals that are met for a particular year and all previous years. In order for a Volume Goal to be satisfied for any year the Company must have achieved an EBITDA of $35.0 million for such year and achieved 85% or more of the Volume Goal. In order for an EBITDA Goal to be satisfied for a year, the Company must have achieved 80% or more of the EBITDA Goal. No more than 50% of the aggregate number of shares offered by this Option shall become exercisable due to attaining the Volume Goals and no more than 50% of the aggregate number of shares offered by this Option shall become exercisable due to attaining the EBITDA Goals.

         In determining, the amount of the Volume Goals or EBITDA Goals that are met for a year, the Committee shall make the determination on a consolidated group basis. The figures set forth above are based on the Company as it exists at the time this Option is granted, and in the event the Company acquires additional assets, entities or subsidiaries that produce the same or similar products, the Committee shall increase the Volume Goals and EBITDA Goals to reflect the acquisition of the new assets, entities or subsidiaries.

         For purposes of the preceding performance criteria, EBITDA shall mean earnings before interest income and expense, income taxes, depreciation and amortization as presented in the Company's consolidated annual financial statements.

         Notwithstanding the foregoing, this Option may be exercised in full after eight years from the date of grant hereof if Employee is still an employee of the Company at such time.

         This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee's termination of employment with the Company, except that:

                 (a) If Employee's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of three months following such termination, but only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

                 (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option at any time during the period of one year following the date of Employee's death, but only as to the number of shares Employee was entitled to purchase hereunder as of the date of Employee's death.

                 (c) If Employee's employment with the Company terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Employee at any time during the period of three months following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee's death if Employee dies during such three-month period, but in each case only as to the number of shares Employee was entitled to purchase hereunder as of the date Employee's employment so terminates.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), or (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) a combination of cash and Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. EMPLOYEE SHAREHOLDER RESTRICTIONS. Any shares of Stock acquired by exercise of this Option are subject to the requirements of the Employee Stockholder Agreement which is attached hereto as Exhibit A and which must be executed by Employee and Employee's spouse, if any.

         5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

         6. STATUS OF STOCK. Employee understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of the Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Employee agrees that the shares of Stock which Employee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Employee also agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         In addition, Employee agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         7. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

         8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.



                                             DPC ACQUISITION CORP.


                                             BY: GEORGE B. KELLY
                                                ------------------------------

                                                T.R. HEIDENTHAL
                                                ------------------------------
                                                                      EMPLOYEE





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